SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


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                            USLIFE Income Fund, Inc.
        .................................................................
                (Name of Registrant as Specified in Its Charter)

                           Ernest Horejsi Trust No. 1B
        .................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                               STEWART R. HOREJSI
                               200 South Santa Fe
                              Salina, Kansas 67401

                                January 11, 2002



                       -YOUR VOTE IS EXTREMELY IMPORTANT-
                         PLEASE VOTE YOUR SHARES TODAY!

Dear Fellow Shareholder:


Your vote has not yet been received for the special meeting of shareholders of USLIFE Income Fund, Inc. to be held on Wednesday, January 23, 2002, at 10:00 a.m. local time in Meeting Room 1 of The Variable Annuity Life Insurance Company, Plaza Level, The Woodson Tower, 2919 Allen Parkway, Houston, Texas 77019. Please take a moment right now to ensure that your shares are represented at this important meeting. You can vote by signing, dating and returning the enclosed proxy card in enclosed postage paid envelope, or by following the enclosed instructions to vote by fax, the Internet or telephone.

I am writing this letter on behalf of the Ernest Horejsi Trust No. 1B (the "Trust"), the largest shareholder of the Fund owning more than 20% of the Fund's stock. We are seeking your support in electing our nominees, Alfred G. Aldridge, Jr., Richard I. Barr, Susan Ciciora, Joel W. Looney and Stephen C. Miller, to the Fund's Board of Directors. The Fund's Board of Directors is not nominating directors or soliciting proxies in opposition to our nominees.

If our nominees are elected, the Trust plans to request that the Fund's directors consider the following steps to improve the Fund's performance:

         o Retain a new investment advisor to replace the Fund's existing advisor, who is resigning o Consider investing in equity securities in addition to debt securities o Consider investing in securities that are not purchased for high current income

Tell us what you think. Your vote at the meeting is especially important, no matter how many or how few shares you own. If enough shareholders do not vote, the Fund will not have a quorum to conduct the meeting, and then the Fund will have added expenses - which will reduce your returns - in order to conduct another meeting. The Fund will not send you a proxy card, so the only way you can vote your shares is to use the enclosed card or vote in person, by telephone, the Internet or fax. When you vote, you may vote in favor of some or all of our nominees or you may mark your proxy to withhold your vote from our nominees.

Please vote by mail, telephone, Internet or fax today! Remember - every share and every vote counts! If you have any questions, please call MacKenzie Partners, Inc. at (800) 322-2885.


Thank you in advance for voting promptly.

Sincerely,


Stewart R. Horejsi